Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Latch, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share(1)(2)	457(c)	64,554,277	$12.22(3)	$788,853,264.94(3)	0.0000927	$73,126.70
	Equity	Warrants(1)	457(g)	5,333,334	$—(4)	$—(4)	—	$—
	Equity	Common stock, par value $0.0001 per share(1)(5)	457(g)	15,333,301	$11.50(6)	$176,332,961.50(6)	0.0000927	$16,346.07
	Equity	Common stock, par value $0.0001 per share(1)(7)	457(c)	1,000,000	$12.47(8)	$12,470,000.00(8)	0.0000927	$1,155.97
Total Offering Amounts						$977,656,226.44		$90,628.74
Total Fees Previously Paid								$128,940.64(9)
Total Fee Offsets								–
Net Fee Due								$0.00
(1)    Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Represents the resale of 64,554,277 shares of Common Stock (as defined herein) by the Selling Securityholders (as defined herein), which includes 5,333,334 shares of Common Stock issuable upon the exercise of Private Placement Warrants (as defined herein) by the holders thereof.
(3)    Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($12.73) and low ($11.71) prices of the Common Stock on Nasdaq (as defined herein) on June 21, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC).
(4)    In accordance with Rule 457(g), the entire registration fee for the Warrants (as defined herein) is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.
(5)    Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, with each Warrant exercisable for one share of Common Stock, subject to adjustment, for an exercise price of $11.50 per share.
(6)    Calculated based on the exercise price of the Warrants.
(7)    Consists of 1,000,000 shares of Common Stock reserved for issuance upon the exercise of Options (as defined herein).
(8)    Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($12.70) and low ($12.24) prices of the Common Stock on Nasdaq on June 30, 2021 (such date being within five business days of the date that an amendment to this registration statement was filed with the SEC).
(9)    A registration fee of $127,580.16 was previously paid with respect to the securities listed in the calculation of registration fee table for the registration statement on Form S-1 filed by the registrant on June 25, 2021. An additional registration fee of $1,360.48 was previously paid with respect to the additional 1,000,000 shares of Common Stock listed in the calculation of registration fee table for Amendment No. 1 to the registration statement on Form S-1 filed by the registrant on July 7, 2021.